Exhibit 99.1

CTPARTNERS EXECUTIVE SEARCH INC. AUTHORIZES $1 MILLION

SHARE REPURCHASE PROGRAM

New York, NY, August 11, 2011 — CTPartners Executive Search Inc. (AMEX: CTP), a leading global retained executive search firm, today announced that its Board of Directors has authorized the Company to repurchase up to $1 million of its outstanding common stock in open-market and privately negotiated transactions and block trades. The share repurchase program will become effective on August 15, 2011, and is authorized to be in effect through August 15, 2012. The timing of any share purchases, the prices and the number of shares to be purchased will be dependent on market conditions.

Brian Sullivan, Chief Executive Officer of CTPartners said, “This share repurchase program demonstrates our confidence in our long-term growth and our commitment to building sustainable shareholder value. We believe that the repurchase of our stock is a sound investment, particularly given the stock market’s recent weakness. We expect to continue to invest in our business and we have sized our share repurchase program with that objective in mind.”

The share repurchases will be conducted in accordance with applicable securities laws. The Company is not obligated to make any purchases and the program may be suspended or discontinued at any time.

As of June 30, 2011, CTPartners had 7,202,371 common shares outstanding.

About CTPartners

CTPartners is a leading performance-driven executive search firm serving clients across the globe. Committed to a philosophy of partnering with its clients, CTPartners offers a proven track record in C-Suite, top executive, and board searches, as well as expertise serving private equity and venture capital firms.

With origins dating back to 1980, CTPartners serves clients with a global organization of more than 400 professionals and employees, offering expertise in board advisory services and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries.

CTPartners’ focus is straightforward: Place the right executive in the chair. Evidence of CTPartners’ ability to get the job done is its 83% placement success rate and average days to placement of 123 days in 2010. CTPartners has a stick rate of 90% for the eighteen month period ending on June 30, 2010.

Methodologies used include our proprietary technology, ClientNet®, a technology tool that permits clients to access password-protected information over the internet from any place, at any time, to check the status of their search engagements, and the 40-day Audit processes, a comprehensive assessment tool that provides formal feedback and insures search milestones are met according to plan.

Headquartered in New York, CTPartners has offices in Bogotá, Boston, Caracas, Chicago, Cleveland, Columbia MD, Dallas, Dubai, Geneva, Hong Kong, Lima, London, Mexico City, Miami, Panama City, Paris, Santiago, São Paulo, Shanghai, Silicon Valley, Singapore, Toronto, and Washington, D.C.

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.

The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.

Contact:

CTPartners Executive Search Inc.

Jennifer Silver

Vice President, Marketing & Investor Relations

Tel: 877-439-9229

Email: ir@ctnet.com

###